                                                                     EXHIBIT 8.1

                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

                                 1100 LOUISIANA              AUSTIN, TEXAS
                                   SUITE 1800                (512) 499-3800
                             HOUSTON, TEXAS 77002
                                                          CHICAGO, ILLINOIS
                                (713) 951-3300               (312) 425-3900
                           FACSIMILE (713) 951-3314
                                www.jenkens.com              DALLAS, TEXAS
                                                            (214) 855-4500

                                                        LOS ANGELES, CALIFORNIA
                                                             (310) 820-8800

                                                           NEW YORK, NEW YORK
                                                              (212) 704-6000

                                                          PASADENA, CALIFORNIA
                                                             (626) 578-7400

                                                           SAN ANTONIO, TEXAS
   Andrius R. Kontrimas                                       (210) 246-5000
      (713) 951-3303
  akontrimas@jenkens.com                                     WASHINGTON, D.C.
                                                             (202) 326-1500

                                 April 11, 2002

Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

Ladies and Gentlemen:

         We have acted as tax counsel to Swift Energy Company, a Texas corporation (the "Company"), in connection with its filing of a prospectus supplement ("Prospectus Supplement") to the prospectus dated July 23, 2001 of the Company ("Prospectus") with the Securities and Exchange Commission pursuant to Rule 424(b), relating to Registration Statement No. 333-64692 on Form S-3 (the "Registration Statement") with respect to its issuance of 9.375% Senior Subordinated Notes due 2012 (the "Notes") in the principal amount of $200,000,000. Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Prospectus Supplement.

         Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion and any limitations on our opinion.

         A. Documents Reviewed

         In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

                  1.       the Registration Statement;
                  2.       the Prospectus Supplement;
                  3.       the Prospectus;
                  4. a form of Indenture proposed to be entered into between the Company and Bank One, NA, as Trustee, pertaining to the Notes;

















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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION


April 11, 2002
Page 2


                  5. a Company's Officer's Certificate relating to the tax opinion dated April 11, 2002 (the "Officer's Certificate"); and

                  6. such other documents as we deemed necessary for purposes of rendering the opinion.

We have not independently verified the accuracy of such representations or the matters set forth in such documents.

         B. Assumptions

         In connection with the opinion rendered below, we have assumed:

         1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents; and

         2. that the issuance, description of and transactions regarding the Notes described in the Registration Statement and the Prospectus Supplement will be timely consummated as contemplated in the Prospectus Supplement and without waiver of any material provision thereof.

         C. Opinion

         Based solely upon the documents and assumptions set forth above and the factual representations in the Officer's Certificate, it is our opinion that the descriptions of the law and the legal conclusions contained in the Prospectus Supplement under the caption "Certain U.S. Federal Income Tax Considerations" are correct in all material respects and that the discussion thereunder represents an accurate summary of (i) certain material United States federal income tax consequences of the purchase, ownership and disposition of the Notes by an initial purchaser who is a U.S. Holder and who acquires the Notes at their initial issue price and; (ii) certain material United States federal income and estate tax consequences of the purchase, ownership and disposition of the Notes by an initial purchaser who is a Non-U.S. Holder and who acquires the Notes at their initial issue price.
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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION


April 11, 2002
Page 3


         D. Limitations

                  1. Except as otherwise indicated, the opinion contained in this letter is based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

                  2. The opinion expressed herein represents counsel's best legal judgment and is not binding upon the Internal Revenue Service or the courts. Any material inaccuracy or incompleteness in the documents set forth above or the facts or assumptions contained therein could adversely affect the opinion stated herein. We have not made an independent investigation of the facts contained in the documents and assumptions set forth above or the factual representations set forth in the Officer's Certificate. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

                  3. We are expressing an opinion only as to those matters expressly set forth in Section C above. No opinion should be inferred as to any other matters. This opinion does not address the various state, local or foreign tax consequences related to the purchase, ownership and disposition of the Notes by an initial purchaser who is a U.S. Holder or Non-U.S. Holder and who acquires the Notes at their initial issue price. In addition, no opinion is expressed as to any U.S. federal income tax consequences of any other transactions related to the Notes except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

                  4. The opinion expressed herein is issued solely for the benefit of the Company in connection with the Prospectus Supplement and no other person or entity may rely hereon without our express written consent. We are furnishing this opinion solely in our capacity as tax counsel to the Company. This opinion letter may be filed with the Securities and Exchange Commission by virtue of the filing of a Form 8-K by the Company. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the caption "Certain U.S. Federal Income Tax Considerations" in the Prospectus Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is
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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION


April 11, 2002
Page 4


required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                  JENKENS & GILCHRIST,
                                  a Professional Corporation



                                  By: /s/ ANDRIUS R. KONTRIMAS
                                      ------------------------------------------
                                      Andrius R. Kontrimas, Authorized Signatory


Cc: Mr. Jeffry Blair [Firm]